UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2009

CHINA GENGSHENG MINERALS, INC.
(Exact name of registrant as specified in its charter)

STATE OF NEVADA	000-51527	91-0541437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People's Republic of China
(Address of Principal Executive Offices)

451271
(Zip Code)

(86) 371-64059818
Registrant's Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On July 6, 2009, China Gengsheng Minerals, Inc.("Gengsheng"), won a supply contract for fracture proppant with Liaohe Oilfield, a subsidiary of China National Petroleum Corporation (CNPC) ("Notice of Winning Bid"). The total value of the contract is $3 million (RMB 20.6 million). Gengsheng is to start shipping fracture proppants for Liaohe Oilfield’s Changqing Project in Inner Mongolia immediately. The duration of the contract is until December 30, 2009.

The foregoing description of the Notice of Winning Bid does not purport to be complete and is subject to, and qualified in its entirety by, reference to the English translation of the Notice of Winning Bid filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

On July 8, 2009, Gengsheng issued a press release announcing that it has won the supply contract. A copy of that press release is attached as Exhibit 99.1 hereto and incorporated into this Item 1.01 by reference.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits:

Exhibit
Number	Description

10.1	Notice of Winning Bid, dated July 6, 2009.

99.1	Press Release issued on July 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GENGSHENG MINERALS, INC.

Dated: July 8, 2009	/s/ Shunqing Zhang
Name: Shunqing Zhang
Title: Chief Executive Officer